Exhibit 99.1
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881     Fax 703.322.0885
www.argonst.com
NEWS RELEASE

For Immediate Release
Argon ST, Inc. Announces Acquisition of Radix Technologies, Inc.
FAIRFAX, Va.—(BUSINESS WIRE)—October 11, 2005—Argon ST, Inc., (NASDAQ:STST), is pleased to announce that effective October 1, 2005, it acquired the outstanding stock of Radix Technologies, Inc., of Mountain View, California.
Terry Collins, CEO and President of Argon ST, stated, “We were extremely pleased to close the transaction rapidly, allowing us to begin the process of providing our customers the capabilities and resources which the combined enterprise represents. This acquisition, with the complementary capabilities, will create significant new business opportunities for the combined entity. Radix Technologies, Inc. will operate as a wholly owned subsidiary of Argon ST from its Mountain View, CA, headquarters.”
Argon ST designs, develops, and produces systems and sensors for the Command and Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (signals intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.
CONTACT:
Argon ST, Inc.
Victor F. Sellier, 703-995-4219
vic.sellier@argonst.com
www.argonst.com